Exhibit 99.1
News Release
CONTACTS
Steve Himes, 980-636-5636, shimes@chiquita.com, (Investors & Analysts)
Tiffany Breaux, 980-636-5029, tbreaux@chiquita.com, (Media)

CHIQUITA ANNOUNCES COMMENCEMENT OF SENIOR SECURED NOTES OFFERING AND PROPOSED REFINANCING OF CURRENT CREDIT FACILITY
CHARLOTTE - January 28, 2013 - Chiquita Brands International, Inc. (NYSE: CQB) today announced that it proposes to offer $425 million aggregate principal amount of senior secured notes due 2021 in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and outside the United States to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The notes and the related subsidiary guarantees will not be registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements. The net proceeds from the offering, together with borrowings under a new $200 million asset-based revolving credit facility to be entered into by the company concurrently with and conditioned upon closing of the note offering, will be used to repay its current credit facility, consisting of a $150.0 million senior secured revolving credit facility (of which $40 million was outstanding, excluding letters of credit, at December 31, 2012) and $305.3 million remaining at December 31, 2012 under a senior secured term loan due 2016, and to repay the $106.4 million outstanding of its 7½% Senior Notes due 2014.
The notes will be co-issued by Chiquita Brands L.L.C., the company's main operating subsidiary, and unconditionally guaranteed by each of the issuer's present and future direct and indirect domestic subsidiaries other than de minimus subsidiaries. The notes and the guarantees will be secured, subject to certain exceptions and permitted liens, on a first-priority basis by the issuers' and guarantors' existing and after-acquired material domestic real estate, stock of certain subsidiaries, subject to limitations, and certain intellectual property. Subject to certain permitted liens, the notes and the guarantees will also be secured on a second-priority basis by a lien on substantially all of the issuers' and the guarantors' other domestic assets, including present and future receivables, inventory and equipment.
This press release is neither an offer to sell nor the solicitation of an offer to buy the notes, the subsidiary guarantees or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.
Consummation of the offering is subject to a number of market and other conditions. No assurance can be given that any such refinancing can or will be completed on terms that are acceptable to the company, if at all.
ABOUT CHIQUITA BRANDS INTERNATIONAL, INC.
Chiquita Brands International, Inc. (NYSE: CQB) is a leading international marketer and distributor of nutritious, high-quality fresh and value-added food products - from energy-rich bananas, blends of convenient green salads, other fruits to healthy snacking products. The company markets its healthy, fresh products under the Chiquita® and Fresh Express® premium brands and other related trademarks. With annual revenues of more than $3 billion, Chiquita employs approximately 20,000 people and has operations in approximately 70 countries worldwide.
CONTACTS
Steve Himes, 980-636-5636, shimes@chiquita.com, (Investors & Analysts)
Tiffany Breaux, 980-636-5029, tbreaux@chiquita.com, (Media)
FORWARD-LOOKING STATEMENTS
This press release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chiquita, including: challenges in implementing restructuring and leadership changes announced in August and October 2012 including the company's ability to achieve the cost savings and other benefits anticipated from the restructuring; challenges in implementing the relocation of Chiquita's corporate headquarters, and other North American corporate functions, to Charlotte, North Carolina; industry and competitive conditions (all of which may be more unpredictable in light of continuing uncertainty in the global economic environment), government regulations, food safety issues and product recalls affecting the company or the industry, labor relations, taxes, political instability and terrorism; the customary risks experienced by global food companies, such as prices for commodity and other inputs, currency exchange rate fluctuations; unusual weather events, conditions or crop risks; the company's continued ability to access the capital and credit markets on commercially reasonable terms and comply with the terms of its credit agreements; access to and cost of financing; and the outcome of pending litigation and governmental investigations involving the company, as well as the legal fees and other costs incurred in connection with these items.
Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and the company undertakes no obligation to update any such statements. Additional information on factors that could influence Chiquita's financial results is included in its SEC filings, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.